Amended and Restated By-Laws
                                       of
                               Pioneer Europe Fund
                                 60 State Street
                           Boston, Massachusetts 02109






                             Dated October 13, 1992



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                          Amended and Restated By-Laws
                                       of
                               Pioneer Europe Fund

                                Table of Contents


                                                                         Page

ARTICLE I - Officers and Their Election...................................1

     Section 1.  Officers.................................................1
     Section 2.  Election of Officers.....................................1
     Section 3.  Resignations and Removals................................1
     Section 4.  Vacancies................................................1

ARTICLE II - Powers and Duties of Officers and Trustees...................2

     Section 1.  Trustees.................................................2
     Section 2.  Executive and other Committees...........................2
     Section 3.  Chairman of the Trustees.................................2
     Section 4.  President................................................2
     Section 5.  Treasurer................................................2
     Section 6.  Secretary................................................3
     Section 7.  Vice Presidents..........................................3
     Section 8.  Assistant Treasurer......................................3

ARTICLE III - Shareholders' Meetings......................................3

     Section 1.  General..................................................3
     Section 2.  Special Meetings.........................................3
     Section 3.  Notices..................................................4
     Section 4.  Place of Meetings........................................4

ARTICLE IV - Trustees' Meetings     ......................................4

     Section 1.  Meetings.................................................4
     Section 2.  Quorum...................................................4
     Section 3.  Notices..................................................4


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     Section 4.  Place of Meeting.........................................4
     Section 5.  Special Action...........................................4
     Section 6.  Action by Consent........................................5

ARTICLE V - Shares of Beneficial Interest.................................5

     Section 1.  Beneficial Interest......................................5
     Section 2.  Transfers................................................5

ARTICLE VI - Inspection of Books    ......................................5

ARTICLE VII -- Custodian            ......................................6

ARTICLE VIII - Miscellaneous Provisions...................................8

     Section 1.  Seal.....................................................8
     Section 2.  Fiscal Year..............................................9
     Section 3.  Reports to Shareholders..................................9
     Section 4.  Voting of Securities.....................................9
     Section 5.  Evidence of Authority....................................9
     Section 6.  Severability.............................................9
     Section 7.  Pronouns.................................................9

                          AMENDED AND RESTATED BY-LAWS

                                       of
                               PIONEER EUROPE FUND



         The Trustees have adopted these Articles as the Amended and Restated By-Laws (the "By-Laws") of the Pioneer Europe Fund (the "Trust") pursuant to authority granted by Section 2.8 of Article II of the Amended and Restated Declaration of Trust (the "Declaration of Trust") made on the day of October 13, 1992 and filed in the office of the Secretary of The Commonwealth of Massachusetts. Capitalized terms used but not defined in these By-Laws have the meanings ascribed to them in the Declaration of Trust.

                                    ARTICLE I

                           Officers and Their Election

SECTION 1. Officers. The officers of the Trust shall be a Chairman, a President, a Treasurer, a Secretary, and such other officers with such other titles as provided for herein or as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

SECTION 2. Election of Officers. The Treasurer and Secretary shall be chosen annually by the Trustees. The Chairman and President shall be chosen annually by and from the Trustees.

                  Two or more offices may be held by a single person except the offices of President and Secretary. The officers shall hold office until their successors are duly chosen and qualified.

SECTION 3. Resignations and Removals. Any officer of the Trust may resign by filing a written resignation with the President, the Trustees or the Secretary, which shall take effect upon such filing unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by vote of a majority of the Trustees.

SECTION 4. Vacancies. The Trustees may fill any vacancy occurring in any office for any reason and may, in their discretion, leave unfilled for such period as they may determine any offices other than those of Chairman, President, Treasurer and Secretary. Each such successor shall hold office until his successor is duly chosen and qualified.


                                   ARTICLE II

                   Powers and Duties of Officers and Trustees

SECTION 1. Trustees. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to fully carry out that responsibility.

SECTION 2. Executive and other Committees. The Trustees may elect from their own number an Executive Committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust, and such other powers and duties as the Trustees may from time to time delegate to such Committee. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees and the powers conferred upon the same to be determined by vote of the Trustees.

SECTION 3. Chairman of the Trustees. The Chairman shall preside at all meetings of the Trustees and he may be the chief executive, financial and accounting officer of the Trust. The Chairman may also perform such other duties as the Trustees may from time to time designate.

SECTION 4. President. The President shall be the chief operating officer of the Trust and, subject to the Trustees, shall have general supervision over the business and policies of the Trust. The President shall have full power and authority


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

to bind the Trust and in connection therewith may execute and deliver in the name and on behalf of the Trust any and all agreements, instruments, notes and writings of any nature that he may consider necessary or appropriate in connection with the management of the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

SECTION 5. Treasurer. Subject to Section 2.18 of Article II of the Declaration of Trust, the Treasurer may be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such bank(s) or trust compan(ies) as the Trustees shall employ as Custodian(s) in accordance with Section 3.6 of Article III of the Declaration of Trust and these By-Laws. He shall have the custody of the seal of the Trust. He shall make annual reports in writing of the business conditions of the Trust, which reports shall be preserved upon its records, and he shall furnish such other reports regarding its business and condition as the Trustees may from time to time require. The Treasurer shall perform such duties additional to all of the foregoing as the Trustees or the President may from time to time designate.

SECTION 6. Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the shareholders at their respective meetings.

                  The Secretary shall perform such duties and possess such powers additional to the foregoing as the Trustees or the President may from time to time designate.

SECTION 7. Vice Presidents. Each Vice President of the Trust shall perform such duties and possess such powers as the Trustees or the President may from time to time designate. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Trustees) shall perform the duties of the President and when so performing shall have all


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

the powers of and be subject to all the restrictions upon the President.

SECTION 8. Assistant Treasurer. The Assistant Treasurer of the Trust shall perform such duties and possess such powers as the Trustees, the President or the Treasurer may from time to time designate.


                                   ARTICLE III

                             Shareholders' Meetings

SECTION 1. General. Voting powers and meetings of Shareholders shall be governed by applicable provisions of law, the Declaration of Trust and as hereinafter provided by these By-Laws.

SECTION 2. Special Meetings. Special meetings of the Shareholders, including meetings involving only the holders of Shares of one or more but less than all Series or Classes thereof, may be called at any time by the Chairman of the Board, President, or any Vice-President of the Trust, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees. Meetings of the Shareholders of any Series of the Trust shall be called by the President or the Secretary at the written request of the holder or holders of ten percent (10%) or more of the total number of Shares then issued and outstanding of such Series of the Trust entitled to vote at such meeting. If the Secretary, when so ordered or requested, refuses or neglects for more than two days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

SECTION 3. Notices. Except as above provided, notices of any special meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, a written or printed


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

notification of such meeting, at least fifteen days before the meeting, to such address as may be registered with the Trust by the Shareholder.

SECTION 4. Place of Meeting. All special meetings of the Shareholders shall be held at the principal place of business of the Trust in Boston, Massachusetts or at such other place in the United States as the Trustees may designate.


                                   ARTICLE IV

                               Trustees' Meetings

SECTION 1. Meetings. Meetings of the Trustees shall be called orally or in writing by the Chairman or at his order or direction or by any two other Trustees, and if the Secretary when so requested refuses or fails for more than one day to call such meeting, the Chairman, or such two other Trustees, may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.

SECTION 2. Quorum. A majority of the Trustees shall constitute a quorum for the transaction of business.

SECTION 3. Notices. Notice of any meeting of the Trustees shall be given as described in Section 2.8 of Article II of the Declaration of Trust by the party calling the meeting or such party may direct the Secretary to provide the required notice to each Trustee.

SECTION 4. Place of Meeting. All meetings of the Trustees shall be held at the principal place of business of the Trust in Boston, Massachusetts, or such other place within or without the Commonwealth as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.

SECTION 5. Special Action. When all the Trustees shall be present at any meeting, however called, or wherever held, or


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

shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

SECTION 6. Action by Consent. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meetings, or by telephone consent provided a quorum of Trustees participate in any such telephone meeting. Such consent shall be treated as a vote of the Trustees for all purposes, provided however, no such consent shall be effective if the Investment Company Act of 1940, as amended, requires that a particular action be taken only at a meeting of the Trustees.


                                    ARTICLE V

                          Shares of Beneficial Interest

SECTION 1. Beneficial Interest. The beneficial interest in the Trust and the status of the owners thereof shall be defined, established and governed by applicable provisions of law, the Declaration of Trust and as herein provided by these By-Laws.

SECTION 2. Transfers. Shares may be transferred on the books of the Trust by written request to the Trust or its transfer agent, with such proof of authority or the authenticity of signature as the Trust or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Declaration of Trust or by these By-Laws, the Trust shall be entitled to treat the record holder of shares of beneficial interest as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such shares until the shares have been transferred on the books of the Trust in accordance with the requirements of these By-Laws.

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


                                   ARTICLE VI

                               Inspection of Books

         The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.


                                   ARTICLE VII

                                    Custodian

         The  Custodian(s)  employed  by the Trust  pursuant  to Section  3.6 of
Article III of the Declaration of Trust shall be required to enter into a contract with the Trust which shall contain in substance the following provisions:

         (a) The Trust will cause all securities and funds owned by the Trust to be delivered or paid to the Custodian(s).

         (b) The Custodian(s) will receive and receipt for any moneys due to the Trust and deposit the same in its own banking department and in such other banking institutions, if any, as the Custodian(s) and the Trustees may approve. The Custodian(s) shall have the sole power to draw upon any such account.

         (c) The Custodian(s) shall release and deliver securities owned by the Trust in the following cases only:

                  (1) Upon the sale of such securities for the account of the Trust and receipt of payment therefor;

                  (2)      To  the  issuer   thereof  or  its  agent  when  such
                           securities are called, redeemed, retired or



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

                           otherwise  become payable;  provided that in any such
                           case,   the   cash   is  to  be   delivered   to  the
                           Custodian(s);

                  (3) To the issuer thereof or its agent for transfer into the name of the Trust, the Custodian(s) or a nominee of either, or for exchange for a different number of bonds or certificates representing the same aggregate face amount or number of units; provided that in any such case the new securities are to be delivered to the Custodian(s);

                  (4) To the broker selling the same for examination, in accord with the "street delivery" custom;

                  (5)      For  exchange or  conversion  pursuant to any plan of
                           merger,       consolidation,        recapitalization,
                           reorganization or readjustment of the securities of the issuer of such securities or pursuant to provisions to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian(s);

                  (6) In the case of warrants, rights, or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                  (7) To any pledge by way of pledge or hypothecation to secure any loan, but only within the limits permitted to the Trust by Section 2.2 (f) of Article II of the Declaration of Trust; and

                  (8) For deposit in a system for the central handling of securities in accordance with the provisions of
                           Section  3.6 of  Article  III of the  Declaration  of
                           Trust.

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

         (d) The Custodian(s) shall pay out moneys of the Trust only upon the purchase of securities for the account of the Trust and the delivery in due course of such securities to the Custodian(s), or in connection with the conversion, exchange or surrender of securities owned by the Trust as set forth in
                  (c), or for the redemption or repurchase of shares issued by the Trust or for the making of any disbursements authorized by the Trustees pursuant to the Declaration of Trust or these By-laws, or for the payment of any expense or liability incurred by the Trust; provided that, in every case where payment is made by the Custodian(s) in advance of receipt of the securities purchased, the Custodian(s) shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian(s).

         (e) The Custodian(s) shall make deliveries of securities and payments of cash only upon written instructions signed or initialed by such officer or officers or other agent or agents of the Trust as may be authorized to sign or initial such instructions by resolution of the Trustees; it being understood that the Trustees may from time to time authorize a different person or persons to sign or initial instructions for different purposes.

         The contract between the Trust and the Custodian(s) may contain any such other provisions not inconsistent with the provisions of Section 3.6 of
Article III of the Declaration of Trust or with these By-laws as the Trustees may approve.

         Such contract shall be terminable by either party upon written notice to the other within such time not exceeding sixty (60) days as may be specified in the contract; provided, however, that upon termination of the contract or inability of the Custodian(s) to continue to serve, the Custodian(s) shall, upon written notice of appointment of another bank or trust company as custodian, deliver and pay over to such successor custodian all securities and moneys held by it for account of the Trust. In


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

such case, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found having the required qualifications and willing to serve, it shall be the duty of the Trustees to call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding Shares, the Custodian(s) shall deliver and pay over all property of the Trust held by it as specified in such vote.

         Such contract shall also provide that, pending appointment of a successor custodian or a vote of the shareholders specifying some other disposition of the funds and property, the Custodian(s) shall not deliver funds and property of the Trust to the Trust, but it may deliver them to a bank or trust company doing business in Boston, Massachusetts, of its own selection having aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000 as the property of the Trust to be held under terms similar to those on which they were held by the retiring custodian.

         Any   sub-custodian   employed   by  the   Custodian(s)   pursuant   to
authorization to do so granted by the Trust pursuant to Section 3.6 of Article III of the Declaration of Trust shall be required to enter into a contract with the Custodian containing in substance the same provisions as those described in paragraphs (a) through (e) above, except that any contract with a sub-custodian performing its duties outside the United States and its territories and possessions, may omit or limit any of such conditions, provided that, any such omission or limitation shall be expressly approved by a majority of the Trustees of the Trust.


                                  ARTICLE VIII

                            Miscellaneous Provisions

SECTION 1. Seal. The seal of the Trust shall be in such form as the Trustees may from time to time approve.

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

SECTION 2. Fiscal Year. The fiscal year of the Trust shall be the period of twelve months ending on the 31st day of December in each calendar year.

SECTION 3. Reports to Shareholders. The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust including financial statements which shall at least annually be certified by independent public accountants.

SECTION 4. Voting of Securities. Except as the Trustees may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Trust (with or without power of substitution) at, any meeting of stockholders or shareholders of any corporation or other organization, the securities of which may be held by the Trust.

SECTION 5. Evidence of Authority. A certificate by the Secretary or Assistant Secretary, or a temporary Secretary, as to any action taken by the Shareholders, Trustees, any committee or any officer or representative of the Trust shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

SECTION 6. Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws or the Declaration of Trust.

SECTION 7. Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

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